Pricing Supplement dated JUNE 11, 2001                            Rule 424(b)(3)
(To Prospectus dated December 21, 1999 and                    File No. 333-90457
Prospectus Supplement dated January 7, 2000)


                       NATIONAL CONSUMER COOPERATIVE BANK
                                Medium-Term Notes
                Due from 9 Months to 30 Years from Date of Issue
                                  Floating Rate

-------------------------------------------------------------------------------------------------------------------
Principal Amount: $10,000,000                                          Initial Interest Rate: 3 MO. LIBOR + 1.55%

Agent's Discount or Commission: $50,000 (.50%)                         Original Issue Date: JUNE 14, 2001

Net Proceeds to Issuer: $9,950,000                                     Stated Maturity Date: JUNE 14, 2006

CUSIP: 63554EAJ6
-------------------------------------------------------------------------------------------------------------------

Calculation Agent: BANC ONE

Interest Rate Basis or Bases:
       / / CD Rate                           / / Prime Rate               / / Federal Funds Rate
       / / Commercial Paper Rate             /X/ LIBOR                    / / Treasury Rate
       / / Other (see attached)              / / CMT Rate

If LIBOR:
       / / LIBOR Reuters
             Page:
       /X/ LIBOR TELERATE
             PAGE: 3750
       Designated LIBOR Currency:

If CMT Rate:

       Designated CMT Telerate Page:
           If Telerate Page 7052:
           / / Weekly Average
           / / Monthly Average
       Designated CMT Maturity Index:

Initial Interest Reset Date: JUNE 14, 2001                    Spread (+/-): + 1.55%
Interest Reset Dates: 14TH OF MAR, JUNE, SEP & DEC            Spread Multiplier:
Interest Reset Period: QUARTERLY                              Maximum Interest Rate:
Interest Payment Period: QUARTERLY                            Minimum Interest Rate:

Interest Payment Dates:
  / / May 1 and November 1
  /X/ other: 14TH OF MAR, JUNE, SEP & DEC
Regular Record Date(s)
 CLOSE OF BUSINESS 1 NY BUSINESS DAY PRIOR TO THE PAYMENT DATE
(If other than April 15 and October 15):
Index Maturity:
Calculation Agent:
Exchange Rate Agent:
Day Count Convention:
      /X/ ACTUAL/360 FOR THE PERIOD FROM 6/14/01 TO 6/14/06
      / / Actual/Actual for the period from _______ to _______
      / / 30/360 for the period from _______ to _______

Redemption:
      /X/ The Notes cannot be redeemed prior to the Stated Maturity Date. / / The Notes can be redeemed prior to Stated Maturity Date.
          Initial Redemption Date:
          Initial Redemption Percentage:  ____%
          Annual Redemption Percentage Reduction ____% until Redemption Percentage is 100% of the Principal Amount.

Repayment:
     /X/ The Notes cannot be repaid prior to the Stated Maturity Date.
     / / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
     / / Optional Repayment Date(s):

Currency:
     / / Specified Currency: ___________________ (if other than U.S. dollars, see attached)
     / / Minimum Denominations: ______________ (applicable only if Specified
           Currency is other than U.S. dollars)

Authorized Denomination
(If other than $1,000 and integral multiples thereof):

Original Issue Discount:      / / Yes     /X/ No
       Issue Price:     %:

Agent:
     / /  Credit Suisse First Boston Corporation.
     / /  Banc of America Securities LLC
     / /  Banc One Capital Markets, Inc.
     / /  SPP Capital Partners, LLC
     /X/  Other: MORGAN STANLEY & CO., INC.

Agent acting in the capacity as indicated below:
     / /  Agent         /X/ Principal

If as Principal:
     / /  The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
     /X/ The Notes are being offered at a fixed initial public offering price of 100% of the Principal Amount.

If as Agent:
        The Notes are being offered at a fixed initial public offering price of ____% of the Principal Amount.

Other provisions:

              TERMS ARE NOT COMPLETED FOR CERTAIN ITEMS ABOVE BECAUSE SUCH ITEMS ARE NOT APPLICABLE.

Pricing Supplement dated JUNE 11, 2001                            Rule 424(b)(3)
(To Prospectus dated December 21, 1999                        File No. 333-90457
and Prospectus Supplement dated January 7, 2000)


                       NATIONAL CONSUMER COOPERATIVE BANK
                                Medium-Term Notes
                Due from 9 Months to 30 Years from Date of Issue
                                  Floating Rate

-------------------------------------------------------------------------------------------
Principal Amount: $10,000,000                    Initial Interest Rate: 3 MO. LIBOR + 1.55%

Agent's Discount or Commission: $50,000 (.50%)           Original Issue Date: JUNE 14, 2001

Net Proceeds to Issuer: $9,950,000                      Stated Maturity Date: JUNE 14, 2006

CUSIP:  63554EAJ6
-------------------------------------------------------------------------------------------

Calculation Agent: BANC ONE



Interest Rate Basis or Bases:
    / / CD Rate                    / / Prime Rate       / / Federal Funds Rate
    / / Commercial Paper Rate      /X/ LIBOR            / / Treasury Rate
    / / Other (see attached)       / / CMT Rate

If LIBOR:
    / / LIBOR Reuters
          Page:
    /X/ LIBOR TELERATE
          PAGE: 3750
    Designated LIBOR Currency:

If CMT Rate:

    Designated CMT Telerate Page:
        If Telerate Page 7052:
          / / Weekly Average
          / / Monthly Average
    Designated CMT Maturity Index:


Initial Interest Reset Date: JUNE 14, 2001              Spread (+/-): + 1.55%
Interest Reset Dates: 14TH OF MAR, JUNE, SEP & DEC      Spread Multiplier:
Interest Reset Period: QUARTERLY                        Maximum Interest Rate:
Interest Payment Period: QUARTERLY                      Minimum Interest Rate:
Interest Payment Dates:
     / / May 1 and November 1
     /X/ other: 14TH OF MAR, JUNE, SEP & DEC
Regular Record Date(s)
     CLOSE OF BUSINESS 1 NY BUSINESS DAY PRIOR TO THE
PAYMENT DATE
     (If other than April 15 and October 15):
Index Maturity:
Calculation Agent:
Exchange Rate Agent:
Day Count Convention:
           /X/ ACTUAL/360 FOR THE PERIOD FROM 6/14/01 TO 6/14/06
           / / Actual/Actual for the period from _______ to _______
           / / 30/360 for the period from _______ to _______

Redemption:
           /X/ The Notes cannot be redeemed prior to the Stated Maturity Date. / / The Notes can be redeemed prior to Stated Maturity Date.
               Initial Redemption Date:
               Initial Redemption Percentage:  ____%
               Annual Redemption Percentage Reduction ____% until Redemption Percentage is 100% of the Principal Amount.

Repayment:
           /X/ The Notes cannot be repaid prior to the Stated Maturity Date.
           / / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
           / / Optional Repayment Date(s):

Currency:
    Specified Currency: _____________ (if other than U.S. dollars, see attached) Minimum Denominations: _____________ (applicable only if Specified Currency is other than U.S. dollars)

Authorized Denomination
(If other than $1,000 and integral multiples thereof):

Original Issue Discount:         / / Yes        /X/ No
       Issue Price:     %:

Agent:
       / / Credit Suisse First Boston Corporation.
       / / Banc of America Securities LLC
       / / Banc One Capital Markets, Inc.
       / / SPP Capital Partners, LLC
       /X/ Other: WACHOVIA SECURITIES, INC.

Agent acting in the capacity as indicated below:
       / / Agent          /X/ Principal

If as Principal:
       / / The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       /X/ The Notes are being offered at a fixed initial public offering price of 100% of the Principal Amount.

If as Agent:
        The Notes are being offered at a fixed initial public offering price of ____% of the Principal Amount.

Other provisions:

             TERMS ARE NOT COMPLETED FOR CERTAIN ITEMS ABOVE BECAUSE
                         SUCH ITEMS ARE NOT APPLICABLE.